Exhibit 4.4

                                  REAFFIRMATION

                            Dated as of June 9, 2006

     Reference is hereby made to the Amended and Restated Second Lien Term Loan Agreement, dated as of June 9, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Quest Cherokee, LLC and Quest Resource Corporation as borrowers (the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders") and Guggenheim Corporate Funding, LLC, as administrative agent (the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

     Each of the undersigned reaffirms the terms and conditions of the Guaranty and each other Loan Document executed by it and acknowledges and agrees that the Guaranty and each other Loan Document executed by it remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each reference to the Credit Agreement contained in the Guaranty and each other Loan Document shall be a reference to the Credit Agreement as the same may from time to time hereafter be amended, modified, supplemented or restated.


                                     *******



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     IN WITNESS WHEREOF, this Reaffirmation has been duly executed as of the day and year first above written.

                                 J-W Gas Gathering, L.L.C.
                                 Ponderosa Gas Pipeline Company, Inc.
                                 Producers Service Incorporated
                                 Quest Energy Service, Inc.
                                 Quest Oil & Gas Corporation
                                 STP Cherokee, Inc.

                                 By:    /s/ Jerry D. Cash
                                        ------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer



                                 Bluestem Pipeline, LLC
                                 By:  Quest Cherokee, LLC, its sole member

                                 By:    /s/ Jerry D. Cash
                                        ------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer



                                 Quest Cherokee Oilfield Service, LLC
                                 By:  Quest Cherokee, LLC, its sole member

                                 By:    /s/ Jerry D. Cash
                                        ------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer